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                                     REEBOK
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

1.       PURPOSE AND SCOPE OF PLAN; EFFECTIVE DATE.

         The purpose of this Plan is to reward key executives and to provide a select group of managerial and highly compensated employees with unfunded nonqualified deferred compensation, as more fully described herein. This Plan incorporates by reference each of the Compensation Deferral Plan ("Deferral Plan"), the Excess Benefit Plan ("Excess Benefit Plan") and the Supplemental Executive Retirement Plan ("SERP") previously established and maintained by the Company for the benefit of eligible employees, which plans are made a part hereof and are subject to all of the terms and conditions hereof, effective as of the Effective Date.

         The "Effective Date" of this Plan is January 1, 2004.

2.       DEFINITIONS.

         The following terms shall have the meanings specified below, unless a different meaning is clearly indicated by the context.

         2.1 "Account" means, for each Participant, the account established for his or her benefit under the Deferral Plan or the Excess Benefit Plan.

         2.2 "Administrator" means the Committee, or the executive officer(s) to whom the Committee has delegated its authority pursuant to Section 3.1 herein.

         2.3 "Board" means the Board of Directors of Reebok International Ltd.

         2.4 "Code" means the Internal Revenue Code of 1986, as from time to time in effect. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         2.5 "Committee" means the Management Development and Compensation Committee of the Board.

         2.6 "Company" means Reebok International Ltd., any affiliates that adopt the Plan with the knowledge and consent of the Administrator, and any successor to all or a major portion of the Company's assets or business which assumes the obligations of the Company generally.

         2.7 "Employee" means an employee of the Company or its subsidiaries.

         2.8 "Participant" means an Employee who participates in the Plan.

         2.9 "Plan" means the Reebok International Ltd. Executive Deferred Compensation Plan set forth herein, as amended from time to time.

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         2.10 "Plan Year" means each 12 month period ending each December 31.

         2.11 "SERP Participant" means a key executive of the Company selected by the Committee to participate in the SERP.

3.       ADMINISTRATION

         3.1 PLAN ADMINISTRATOR. The Plan will be administered by the Committee, provided that the Committee has the authority to delegate any aspect of the Plan's administration to any person or persons. References in the Plan to the Committee shall mean references to the delegee, where appropriate.

         3.2 PLAN ADMINISTRATION. The Committee has the full discretionary power and authority to interpret the Plan, select employees to participate in the Plan, determine benefit amounts, make all other decisions relating to the administration and operation of the Plan, and may promulgate rules and regulations governing the administration and operation of the Plan and its own acts and proceedings. The decisions of the Committee relating to the Plan will be final and conclusive on all persons.

4.       ACCELERATION OF PAYMENT

         4.1 ELECTION TO ACCELERATE. Notwithstanding any other provisions of the Plan to the contrary, with respect to any or all of the benefits payable under the Deferral Plan or the Excess Benefit Plan, a Participant may elect at any time prior to the commencement of the calendar year in which a "Payment Event" (as hereinafter defined) occurs, to have the vested and non forfeitable benefits credited to the Participant's Account (including Interest), paid in the form of a single lump sum cash payment coincident with or as soon as reasonably practicable following the occurrence of such Payment Event. In addition, the Committee may, in its sole discretion, extend this election to any SERP Participant who is otherwise eligible to receive the payment of a benefit but for the fact that he or she remains employed by the Company or is presently in pay status; in that case, the payment will be in the form of the lump sum actuarial equivalent of the accrued benefit determined in accordance with the SERP. To the extent that a the payment of a benefit is accelerated hereunder, the Participant shall cease participation under the Deferral Plan, the Excess Plan or the SERP, as the case may be, and shall be entitled to no further payments under such plan with respect to which the acceleration election has been made.

         4.2 PAYMENT EVENTS. For purposes of the Plan, a "Payment Event" shall occur upon the earliest of (a) a Change in Control or (b) a Downgrade Event.

                          4.2.1 A Change of Control will occur for purposes of
                 this Agreement if (i) any Person (other than Paul Fireman) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities, (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the

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                 Company is then subject to such reporting requirement, (iii)
                 the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iv) individuals who, at the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute a majority thereof, provided, however, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Plan.

                 Notwithstanding the foregoing provisions of this paragraph 4.2.1, a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company for its employees.

                          4.2.2 A "Downgrade Event" will occur if the Company's
                 credit rating is lower than (a) BBB-, as defined by Standard & Poors, or (b) Baa3, as defined by Moody's Investment Services, or (c) if the Company is notified that it is on negative watch for possible down grade to a rating below that set forth in (a) or (b) herein.

         4.3 ELECTION. Any election to accelerate the payment of any benefit hereunder shall be made on a form approved or prescribed by the Administrator, and shall be irrevocable by the Participant for the Plan Year in which the election is made.

5.       MISCELLANEOUS

         5.1      PLAN NOT FUNDED.

                          5.1.1 Nothing herein shall be construed as requiring
                 the Company or any subsidiary to establish a trust or otherwise to set aside assets to fund the benefits hereunder, and nothing herein shall be construed as giving any Participant any rights to particular assets of the Company or any subsidiary. The rights of the Participant under this Plan are those of the general creditor only.

                          5.1.2 The Company may, but is not required to,
                 establish a trust of which the Company is treated as the owner under subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (a "grantor trust") and may deposit funds with the trustee of the grantor trust (the "Trustee") sufficient to satisfy the benefits provided under the Plan. If the Company establishes such a grantor trust for the benefit of the SERP Participants and, if at the time of a "Change of Control," as defined in Section 4.2.1, the grantor trust has not been fully funded, the Company shall, within the time and manner specified under

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                 such trust, deposit in such trust amounts sufficient to satisfy all obligations under the SERP as of the date of deposit. In all events, however, the Company shall remain ultimately liable for the benefits payable under the SERP, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the SERP.

         5.2 BENEFITS INALIENABLE. A Participant's right to a benefit under the Plan cannot be assigned, pledged, hypothecated or otherwise alienated, except that a Participant may designate a beneficiary under the Deferral Plan or the Excess Benefit Plan to receive the balance to the credit of the Participant's Account (as such amount is determined in accordance with the Deferral Plan or the Excess Benefit Plan, as the case may be) in the event of the Participant's death. Such beneficiary designation must be on a form prescribed or approved by the Administrator; absent any effective beneficiary designation, the beneficiary will be deemed to be the Participant's estate. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and beneficiary, present and future.

         5.3 NO CONTINUING EMPLOYMENT. Nothing in the Plan shall be construed as conferring on any Employee rights to continued employment with the Company or any of its subsidiaries, or as constraining the right of the Company or its subsidiaries to terminate the employment of any Employee.

         5.4 AMENDMENT AND TERMINATION. This Plan may be terminated at any time by the Board and may be amended at any time by the Board or the Committee, PROVIDED, that no such amendment or termination shall deprive any Participant of the right to vested amounts then credited to his or her Excess Benefit Plan Account hereunder. Except as otherwise specified by the Board, upon termination of the Plan all accounts hereunder shall be promptly distributed. This Plan may be amended or terminated at any time and in any respect by the Committee or the Company, and the Committee may, in its sole discretion, at any time amend individual arrangements with Participants.

         5.5 LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses, including but not limited to counsel fees, stenographer fees, printing cost, etc. reasonably incurred by a Participant in obtaining any benefit to which the Participant is entitled under this Plan.

         5.6 GOVERNING LAW. This Plan shall be construed and applied in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, Reebok International Ltd. has caused this Plan to be executed by its officer hereunto duly authorized this 11th day of February, 2004.

                                    REEBOK INTERNATIONAL LTD.

                                           /s/ David A. Pace
                                    By: ________________________________